Exhibit 21.1

Subsidiaries—as of December 31, 2007

Company Name	State or country of incorporation or organization	Voting percent owned directly or indirectly by registrant	Notes

Kuong U Science & Technology (Group) Ltd.	Macau, People’s Republic of China	100%	1% held in trust by Wensheng Chen for purposes of registration in Macau